As filed with the Securities and Exchange Commission on February 9, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EMS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	EMS Technologies, Inc. 660 Engineering Drive Norcross, Georgia 30092 (770) 263-9200	58-1035424
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification number)
Timothy C. Reis
Vice President & General Counsel
EMS Technologies, Inc.
660 Engineering Drive
Norcross, Georgia 30092
(770) 263-9200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code of Agent for Service)

Daniel T. Falstad Kilpatrick Stockton LLP 1100 Peachtree Street Suite 2800 Atlanta, Georgia 30309 (404) 815-6565	William Scott Ortwein Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 881-7000
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑ 333-131042
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.    ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered(2)(3)	Per Share	Offering Price	Fee(4)

Common Stock, $.10 par value per share(1)	345,000	$16.70	$5,761,500	$616.48(5)

(1)	Includes rights to purchase shares of common stock pursuant to the Registrant’s Stockholder Rights Plan dated April 6, 1999.

(2)	Includes 45,000 shares of common stock which the underwriters have an option to purchase from the Registrant solely to cover over-allotments, if any. All of the shares of common stock offered hereby are being sold for the account of the Registrant.

(3)	Does not include 3,450,000 shares previously registered pursuant to the registrant’s registration statement on Form S-3 (File No. 333-131042) declared effective on February 9, 2006, for which the registration fee has previously been paid.

(4)	The registrant certifies to the Securities and Exchange Commission (the “Commission”) that is has instructed its bank to pay the Commission the filing fee of $616.48 for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on February 10, 2006); that it will not revoke such instructions; and that it has sufficient funds in such account to cover the amount of such filing fee.

(5)	Calculated pursuant to Rule 457(o).
     This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN
INFORMATION BY REFERENCE
      This Registration Statement on Form S-3 relates to the public offering of common stock of EMS Technologies, Inc. contemplated by the registration statement on Form S-3 (File No. 333-131042), as amended, declared effective on February 9, 2006 by the Securities and Exchange Commission (the “Prior Registration Statement”), and is filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement, including all exhibits thereto, are incorporated herein by reference.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on February 9, 2006.

EMS TECHNOLOGIES, INC.

By:	/s/ Alfred G. Hansen

Alfred G. Hansen
President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 9, 2006:

Signature		Title

* John B. Mowell		Chairman of the Board of Directors

/s/ Alfred G. Hansen Alfred G. Hansen		President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Don T. Scartz Don T. Scartz		Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Gary B. Shell Gary B. Shell		Vice President, Corporate Finance, Chief Accounting Officer (Principal Accounting Officer)

* Hermann Buerger		Director

* John R. Kreick		Director

* Norman E. Thagard		Director

* John L. Woodward, Jr.		Director

*By:	/s/ Alfred G. Hansen Alfred G. Hansen Attorney-in-Fact

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EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

5.1	Opinion of Kilpatrick Stockton LLP as to the legality of the securities being registered.*
23.1	Consent of Kilpatrick Stockton LLP (appears in its opinion filed as Exhibit 5.1).*
23.2	Consent of KPMG LLP.*
23.3	Consent of Ernst & Young LLP.*
24.1	Powers of Attorney of certain officers and directors of the Registrant (included on the signature page of original filing on January 13, 2006).**

*	Filed herewith.

**	Previously filed.

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